Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator and Participants
Tompkins Retirement Savings Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-288979) of Tompkins Financial Corporation of our report dated June 23, 2026, relating to the financial statements and supplemental schedule of the Tompkins Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2025.

Elmira, New York
June 23, 2026